First Quarter 2021 Financial Highlights A p r i l 1 6 , 2 0 2 1

2 First Quarter 2021 – Financial Highlights 1Q21 Financial Highlights $0.97 EPS $1.15 bn Pre-tax income ROE: 8.5% ROTCE: 16.1% Returns CET1: 12.6% Tier 1 Leverage: 5.8% Capital ratios › Revenue, down 5% year-over-year due to lower interest rates, money market fee (“MMF”) waivers and an impairment, partially offset by higher markets, net new business and a favorable currency impact › Fee revenue, excluding MMF waivers, up 6% (a) › Net interest revenue, down 20% › Investment Services (“IS”) down mainly on lower interest rates, lower foreign exchange revenue versus an exceptional prior year quarter, and MMF waivers › Investment and Wealth Management (“I&WM”) growth from higher market values and equity investment gains › Provision for credit losses – benefit of $83 million › Returned approximately $1.0 billion to common shareholders in share repurchases and dividends (a) $3.92 bn Revenue 29% Pre-tax margin (a) Represents a non-GAAP measure. See pages 16 and 18 in the Appendix for the corresponding reconciliations of non-GAAP measures, consolidated fee revenue excluding MMF waivers and ROTCE, respectively. Reported fee revenue up 1% year-over-year.

1Q21 Financial Highlights

($ millions, except per share data)

	1Q21	Δ4Q20	Δ1Q20
TOTAL REVENUE	$3,921	2%	(5)%
Fee revenue[a]	3,257	5	1
Other revenue[a]	9	N/M	N/M
Net interest revenue	655	(4)	(20)
Provision for credit losses	(83)	N/M	N/M
Noninterest expense	2,851	(3)	5
Income before income taxes	1,153	28	(6)
Net income applicable to common shareholders	$858	22%	(9)%
EARNINGS PER COMMON SHARE	$0.97	23%	(8)%
Operating leverage[b]		456 bps	(968) bps
Pre-tax operating margin	29%	591 bps	(46) bps
Return on common equity (annualized)	8.5%	168 bps	(154) bps
Return on tangible common equity – non-GAAP (annualized)[c]	16.1%	310 bps	(426) bps

Notable items impacting 4Q20

Increase / (decrease)	Pre-tax Revenue	Pre-tax Expense	Net income applicable to common shareholders	EPS
4Q20	(61)	165	(159)	$(0.18)

- 4Q20 includes a net charge of $159 million, or $0.18 per diluted common share, related to litigation expense, severance, losses on business sales and real estate charges

(a) In 1Q21, we reclassified certain items within total revenue which impacted fee revenue and other revenue. Prior periods have been reclassified. See page 15 in the Appendix for corresponding details regarding reporting changes. See page 14 in the Appendix for corresponding footnotes (b) and (c). N/M - not meaningful

3 First Quarter 2021 – Financial Highlights

BNY MELLON

4 First Quarter 2021 – Financial Highlights 10.1 6.9 8.5 0 5 10 15 20 25 1Q21 Key Financial Trends 846 945 943 52 50 48 991 898 1Q20 4Q20 1Q21 995 +10% Ad j . I & W M r e v e n u e ($ millions) 2,8512,712 1Q20 4Q20 1Q21 2,760 +5% 16.1 20.4 1Q20 4Q20 1Q21 13.0 (426) bps I S r e v e n u e ($ millions) Ad j . n o n i n t e r e s t e x p e n s e ($ millions) R O T C E / R O E (%) 10 15 20 25 30 35 40 45 501,1531,227 1Q20 4Q20 1Q21 30% 29% 1,129 Adj. pre-tax operating margin Ad j . p r e - t a x i n c o m e ($ millions) (6)% 0.97 1.05 1Q20 4Q20 1Q21 0.96 Ad j . E P S ($) ROE Adj. I&WM total fee and other revenue Net interest revenue 2,436 2,235 2,345 806 670 645 2,990 3,242 1Q20 4Q20 1Q21 2,905 (8)% Total fee and other revenue Net interest revenue (b) 29% (a) Represents a non-GAAP measure, excluding notable items. Adj. I&WM revenue, Adj. I&WM total fee and other revenue, Adj. noninterest expense, Adj. pre-tax income, Adj. pre-tax operating margin and Adj. EPS exclude notable items in 4Q20; there were no notable items in 1Q21 and 1Q20. See pages 14 and 17 in the Appendix for the corresponding footnote of these non-GAAP measures and the corresponding reconciliation of these non-GAAP measures. (b) Represents a non-GAAP measure. See page 18 for the corresponding reconciliation of ROTCE. (8)% (a) (a) (a) (a) (a) (a)

5 First Quarter 2021 – Financial Highlights Capital and Liquidity Note: See page 14 in the Appendix for corresponding footnotes. 1 Q 2 1 4 Q 2 0 1 Q 2 0 Consolidated regulatory capital ratios: (a) Common Equity Tier 1 (“CET1”) ratio 12.6% 13.1% 11.3% Tier 1 capital ratio 15.2 15.8 13.5 Total capital ratio 16.1 16.7 14.3 Tier 1 leverage ratio 5.8 6.3 6.0 Supplementary leverage ratio (“SLR“) 8.1 8.6 5.6 Average liquidity coverage ratio (“LCR“) 110% 110% 115% Book value per common share $46.16 $46.53 $42.47 Tangible book value per common share – non-GAAP (c) $24.88 $25.44 $21.53 Cash dividends per common share $0.31 $0.31 $0.31 Common shares outstanding (thousands) 875,481 886,764 885,443 (b) (b) (b)

6 First Quarter 2021 – Financial Highlights Net Interest Revenue ($ millions) - Lower interest rates on interest- earning assets - Other, including hedging + Benefit of lower funding and deposit rates D R I V E R S O F S E Q U E N T I A L N I R C H A N G E 1Q214Q20 680 655 + Volume mix (higher deposits and loans) 1Q214Q20 (4)% 0.07 0.15 0.37 0.86 0.03 0.13 0.61 1.32 0.15 0.22 0.12 0.20 USD LIBOR AVERAGE 1m 3m 5Y2Y 10Y US TREASURY AVERAGE (%) (%) 1m

7 First Quarter 2021 – Financial Highlights 109 128 126 21 28 30 1.86% 1.23% 1.19% 0.00 2.00 4.00 0.0 50.0 100.0 150.0 200.0 Balance Sheet Trends A V E R A G E D E P O S I T S Interest-bearing deposits rate A V E R A G E S E C U R I T I E S P O R T F O L I O Average securities portfolio rate High Quality Liquid Assets (“HQLA”) Non-HQLA130 156 156 4Q201Q20 1Q21 +20% - % Note: May not foot due to rounding. (a) Average rates were calculated on an FTE basis, at tax rates of approximately 21%. (a) 61 76 83 198 231 245 0.49% (0.06)% (0.06)% 4Q201Q20 1Q21 307 258 329 Interest-bearing deposits +27% Noninterest-bearing deposits +7% 132 160 176 130 156 156 7 8 8 56 55 57 AV E R A G E I N T E R E S T - E A R N I N G A S S E T S Securities Loans Cash/ Reverse repo 1Q214Q201Q20 397 324 379 +5% +23% ($ billions) Trading

8 First Quarter 2021 – Financial Highlights Noninterest Expense › Noninterest expenses up 5% year-over-year, primarily reflecting higher staff expense, the unfavorable impact of a weaker U.S. dollar and technology-related expenses, partially offset by lower business development and distribution and servicing expenses › Staff expense includes the impact of an incentive reversal in 1Q20, the impact of a higher share price on share-based awards and increased expense for awards to retirement eligible employees › Technology expenses are included in staff, software and .equipment, and professional, legal and other purchased services 1 Q 2 1 4 Q 2 0 1 Q 2 0 Staff $1,602 3% 8% Software and equipment 362 1 11 Professional, legal and other purchased services 343 (10) 4 Sub-custodian and clearing 124 7 18 Net occupancy 123 (29) (9) Distribution and servicing 74 (1) (19) Bank assessment charges 34 42 (3) Amortization of intangible assets 24 (8) (8) Business development 19 (27) (55) Other 146 (24) 4 Total noninterest expense $2,851 (3)% 5% ($ millions)

Investment Services

FINANCIAL HIGHLIGHTS ($ millions unless otherwise noted)	1Q21	Δ4Q20	Δ1Q20
Total revenue by line of business:			
Asset Servicing	$1,424	5%	(7)%
Pershing	605	7	(7)
Issuer Services	363	(6)	(13)
Treasury Services	317	(2)	(6)
Clearance and Collateral Management	281	2	(6)
Total revenue	2,990	3	(8)
Provision for credit losses	(79)	N/M	N/M
Noninterest expense	2,101	(3)	6
Income before taxes	$968	38%	(12)%
Pre-tax operating margin	32%	827 bps	(175) bps

KEY METRICS	1Q21	Δ4Q20	Δ1Q20
Net interest revenue	$645	(4)%	(20)%
Foreign exchange revenue[(a)]	193	18	(15)
Securities lending revenue	41	14	(11)
Average loans	43,468	5	4
Average deposits	315,088	8	30
AUC/A at period end (tr)[(b)]	41.7	1	18
Market value of securities on loan at period end (bn)[(c)]	445	2	14
Pershing			
Net new assets (U.S. platform) (bn)[(d)]	$28	N/M	N/M
Average active clearing accounts (U.S. platform) (thousands)	6,757	2	5
Clearance and Collateral Management			
Average tri-party collateral mgmt. balances (tr)	$3.6	2%	(2)%

- Asset Servicing down year-over-year primarily on lower interest rates, foreign exchange revenue and higher MMF waivers, partially offset by higher client volumes and market values
- Pershing down primarily due to MMF waivers and a one-time fee recorded in 1Q20, partially offset by higher market values and client volumes
- Issuer Services down primarily on lower interest rates and higher MMF waivers in Corporate Trust and lower Depositary Receipts revenue
- Treasury Services down primarily on lower interest rates and higher MMF waivers, partially offset by higher payment volumes and deposit levels
- Clearance and Collateral Management down primarily on lower interest rates and intraday credit fees
- AUC/A up primarily on higher market values, net new business and the favorable impact of a weaker U.S. dollar

(a) In 1Q21, we reclassified certain items within total revenue which impacted fee revenue, foreign exchange revenue and other revenue. Prior periods have been reclassified. See page 15 in the Appendix for corresponding details regarding reporting changes. See page 14 in the Appendix for corresponding footnotes (b), (c) and (d). N/M – not meaningful

9
First Quarter 2021 – Financial Highlights
BNY MELLON

Investment Services - Revenue Drivers

($ millions)



(7)%
1,531
1,424
1Q20
1Q21
(7)%
653
605
1Q20
1Q21
(13)%
419
363
1Q20
1Q21
(6)%
339
317
1Q20
1Q21
(6)%
300
281
1Q20
1Q21

ASSET SERVICING

- \- Interest rates
- \- FX volatility
- \- MMF waivers
- \+ Market levels
- \+ Client volumes

PERSHING

- \- MMF waivers
- \+ MMF balances
- \+ Market levels
- \+ Client volumes

ISSUER SERVICES

- \- Interest rates
- \- MMF waivers
- \+ Deposit balances

TREASURY SERVICES

- \- Interest rates
- \- MMF waivers
- \+ Deposit balances
- \+ Payment volumes

CLEARANCE AND COLLATERAL

- \- Interest rates
- \- Clearing volumes
- \- U.S. average tri-party repo balances
- \+ Non-U.S. average tri-party repo balances

Note: Graphs not to scale.

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Investment and Wealth Management

FINANCIAL HIGHLIGHTS ($ millions unless otherwise noted)	1Q21	Δ4Q20	Δ1Q20
Total revenue by line of business:			
Investment Management	$698	(2)%	13%
Wealth Management	293	6	5
Total revenue	991	-	10
Provision for credit losses	4	N/M	N/M
Noninterest expense	709	3	2
Income before taxes	$278	(11)%	43%
Pre-tax operating margin	28%	(349) bps	640 bps
Adjusted pre-tax operating margin – non-GAAP[(a)]	30%	(380) bps	624 bps

KEY METRICS			
Net interest revenue	$48	(4)%	(8)%
Average loans	11,610	1	(4)
Average deposits	19,177	6	19
Wealth Management client assets (bn)[(b)]	292	2	24

CHANGES IN AUM (bn)[(c)]	1Q21	4Q20	1Q20
Beginning balance	$2,211	$2,041	$1,910
Equity	-	(2)	(2)
Fixed income	8	5	-
Liability-driven investments	8	15	(5)
Multi-asset and alternatives investments	(2)	-	(1)
Index	3	(3)	3
Cash	19	5	43
Total net inflows (outflows)	36	20	38
Net market impact	(36)	93	(91)
Net currency impact	3	57	(61)
Ending balance	$2,214	$2,211	$1,796

- Investment Management up year-over-year primarily due to higher market values, equity investment gains, including seed capital, and the favorable impact of a weaker U.S. dollar, partially offset by MMF waivers
- Wealth Management up primarily due to the impact of higher market values
- Noninterest expense up on higher staff expense and the unfavorable impact of a weaker U.S. dollar, partially offset by lower distribution and servicing and other expenses
- AUM up primarily on higher market values, the favorable impact of a weaker U.S. dollar and net inflows

(a) Net of distribution and servicing expense. See page 19 in the Appendix for the reconciliation of this non-GAAP measure. Note: see page 14 in the Appendix for corresponding footnotes (b) and (c).
N/M – not meaningful

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12 First Quarter 2021 – Financial Highlights Other Segment › Total revenue includes corporate treasury and other investment activity, including hedging activity which offsets between fee and other revenue and net interest expense › Other revenue decreased year-over-year and sequentially primarily reflecting an impairment of a renewable energy investment › Noninterest expense up year-over-year primarily reflecting higher staff expense F I N A N C I A L H I G H L I G H T S ($ millions unless otherwise noted) 1 Q 2 1 4 Q 2 0 1 Q 2 0 Fee revenue(a) $9 $11 $6 Other revenue(a) (36) (28) 24 Total fee and other revenue (27) (17) 30 Net interest (expense) (38) (40) (44) Total revenue (65) (57) (14) Provision for credit losses (8) (8) 11 Noninterest expense 41 64 30 (Loss) before taxes $(98) $(113) $(55) (a) In 1Q21, we reclassified certain items within total revenue which impacted fee revenue and other revenue. Prior periods have been reclassified. See page 15 in the Appendix for corresponding details regarding reporting changes.

Appendix

14 First Quarter 2021 – Financial Highlights Footnotes 1Q21 Financial Highlights, Page 3 b) Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. c) See page 18 for corresponding reconciliation of this non-GAAP measure. 1Q21 Key Financial Trends, Page 4 a) Notable items in 4Q20 include litigation expense, severance, losses on business sales and real estate charges. 4Q20 reported results: I&WM total revenue of $990 million and I&WM total fee and other revenue of $940 million, noninterest expense of $2,925 million, pre-tax income of $903 million, pre-tax operating margin of 24% and EPS of $0.79. Capital and Liquidity, Page 5 a) Regulatory capital ratios for March 31, 2021 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for March 31, 2021 and March 31, 2020 was the Standardized Approach for the CET1 and Tier 1 capital ratios and the Advanced Approaches for the Total capital ratio, and for December 31, 2020, was the Advanced Approaches. b) On April 1, 2020, a rule to exclude certain central bank placements became effective. Also effective on April 1, 2020 was the temporary exclusion of U.S. Treasury securities from the leverage exposure used in the SLR calculation which increased our consolidated SLR by 68 basis points at March 31, 2021 and 72 basis points at December 31, 2020. The temporary exclusion ceased to apply beginning April 1, 2021 c) Tangible book value per common share – non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See page 18 for corresponding reconciliation of this non-GAAP measure. Investment Services, Page 9 b) Current period is preliminary. Consists of AUC/A primarily from the Asset Servicing business and, to a lesser extent, the Clearance and Collateral Management, Issuer Services, Pershing and Wealth Management businesses. Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.6 trillion at March 31, 2021, $1.5 trillion at December 31, 2020 and $1.2 trillion at March 31, 2020. c) Represents the total amount of securities on loan in our agency securities lending program managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $64 billion at March 31, 2021, $68 billion at December 31, 2020 and $59 billion at March 31, 2020. d) Net new assets represent net flows of assets excluding dividends and interest (e.g., net cash deposits and net securities transfers) in customer accounts in Pershing LLC, a U.S. broker-dealer. Investment and Wealth Management, Page 11 b) Current period is preliminary. Includes AUM and AUC/A in the Wealth Management business. c) Current period is preliminary. Excludes securities lending cash management assets and assets managed in the Investment Services business.

15 First Quarter 2021 – Financial Highlights Reporting Changes - Effects of Reclassifications 4 Q 2 0 1 Q 2 0 Consolidated Income Statement Before reclassification Foreign exchange and other trading revenue $167 $319 Total fee revenue $3,116 $3,323 Investment and other income $22 $11 Income (loss) from consolidated investment management funds $41 $(38) After reclassification Foreign exchange revenue $187 $245 Total fee revenue $3,114 $3,238 Investment and other income $43 $47 Investment Services business Before reclassifications Foreign exchange and other trading revenue $180 $261 After reclassifications Foreign exchange revenue $163 $228 Other segment Before reclassifications Fee (loss) revenue $(23) $21 Net securities gains (losses) $6 $9 After reclassifications Fee (loss) revenue $11 $6 Net securities gains (losses) $(28) $24 ($ millions) In order to combine items of a similar nature within total revenue and to simplify our income statement presentation, in 1Q21 we made the following reporting changes. The reclassifications had no impact on consolidated total revenue or total revenue for the business segments. Prior periods were reclassified to be comparable with the current period presentation. • Other trading revenue was reclassified from foreign exchange and other trading revenue to investment and other income. • Foreign exchange and other trading revenue was renamed foreign exchange revenue. • The impact of foreign currency remeasurement was reclassified from investment and other income to foreign exchange revenue. • Income (loss) from consolidated investment management funds was reclassified to investment and other income. • Investment and other income was reclassified from fee revenue to other revenue. Other revenue includes investment and other income and net securities gains (losses). In addition, the assets and liabilities of consolidated investment management funds were reclassified to other assets and other liabilities, respectively, on the consolidated balance sheet. The reclassifications had no impact on total assets or total liabilities. Prior periods were reclassified to be comparable with the current period presentation. See “Reporting Changes” in the Financial Supplement available at www.bnymellon.com for additional information.

Money Market Fee Waiver Impact

($ millions)	1Q21	4Q20	3Q20	2Q20	1Q20
Investment services fees:					
Asset servicing fees	$(22)	$(13)	$(1)	$ -	$ -
Clearing services fees	(74)	(64)	(57)	(50)	(9)
Issuer services fees	(10)	(6)	(1)	(1)	-
Treasury services fees	(3)	(2)	(3)	(2)	-
Total investment services fees	(109)	(85)	(62)	(53)	(9)
Investment management and performance fees	(89)	(56)	(42)	(30)	(14)
Distribution and servicing revenue	(13)	(8)	(6)	(3)	-
Total fee and other revenue	(211)	(149)	(110)	(86)	(23)
Less: Distribution and servicing expense	23	15	9	7	-
Net impact of money market fee waivers	$(188)	$(134)	$(101)	$(79)	$(23)
Impact to revenue by line of business: (a)					
Asset Servicing	$(29)	$(13)	$(4)	$(1)	$ -
Pershing	(94)	(85)	(73)	(60)	(9)
Issuer Services	(15)	(10)	(2)	(1)	-
Treasury Services	(9)	(5)	(1)	-	-
Total Investment Services	(147)	(113)	(80)	(62)	(9)
Investment Management	(61)	(34)	(28)	(24)	(14)
Wealth Management	(3)	(2)	(2)	-	-
Total Investment and Wealth Management	(64)	(36)	(30)	(24)	(14)
Total impact to revenue by line of business	$(211)	$(149)	$(110)	$(86)	$(23)

Fee revenue, Excluding MMF Waivers Reconciliation

($ millions)	1Q21	1Q20	1Q21 vs 1Q20
Investment Services business, total fee and other revenue – GAAP	$2,345	$2,436	(4)%
Less: MMF waivers	(147)	(9)	n/m
Investment Services business, total fee and other revenue, ex-MMF waivers – non-GAAP	$2,492	$2,445	2%
Fee revenue – GAAP	$3,257	$3,238	1%
Less: MMF waivers	(211)	(23)	n/m
Fee revenue, ex-MMF waivers – non-GAAP	$3,468	$3,261	6%

Note: Reported Investment Services total fee and other revenue decreased 4% year-over-year.

(a) The line of business revenue for management reporting purposes reflects the impact of revenue transferred between the businesses.

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BNY MELLON

Fourth Quarter – Impact of Notable Items

($ millions, except per share amounts and unless otherwise noted)	4Q20 Results – GAAP	Notable items (a)	Results Non-GAAP
Total revenue	3,843	(61)	3,904
Noninterest expense	2,925	165	2,760
Income before income taxes	903	(226)	1,129
Provision for income taxes	148	(67)	215
Net income applicable to common shareholders	702	(159)	861
Diluted earnings per common share	$0.79	$(0.18)	$0.96
Average common shares and equivalents outstanding – diluted (in thousands)	891,846		
Pre-tax operating margin	24%		29%
(by business segment)			
I&WM total fee and other revenue	$940	$(5) (b)	$945
I&WM total revenue	990	(5) (b)	995

The tables above reconcile adj. I&WM revenue, adj. I&WM total fee and other revenue, adj. noninterest expense, adj. pre-tax income, adj. pre-tax operating margin and adj. EPS to the corresponding GAAP measure.

Notable Items by Business Segment[(a)]

($ millions)	4Q20 IS	IWM	Other	Total
Fee and other revenue	$ -	$(5)	$(56)	$(61)
Net interest revenue	-	-	-	-
Total revenue	-	(5)	(56)	(61)
Total noninterest expense	107	11	47	165
(Loss) income before taxes	$(107)	$(16)	$(103)	$(226)

Note: May not foot due to rounding.
(a) Notable items in 4Q20 include litigation expense, severance, losses on business sales (reflected in fee revenue) and real estate charges. (b) Notable items in 4Q20 includes a loss on business sale.

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Return on Common Equity and Tangible Common Equity Reconciliation

($ millions)	1Q21	4Q20	1Q20
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$858	$702	$944
Add: Amortization of intangible assets	24	26	26
Less: Tax impact of amortization of intangible assets	6	6	6
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets – non-GAAP	$876	$722	$964
Average common shareholders' equity	$40,720	$40,712	$37,664
Less: Average goodwill	17,494	17,411	17,311
Average intangible assets	3,000	3,019	3,089
Add: Deferred tax liability – tax deductible goodwill	1,153	1,144	1,109
Deferred tax liability – intangible assets	665	667	666
Average tangible common shareholders' equity – non-GAAP	$22,044	$22,093	$19,039
Return on common equity (annualized) – GAAP	8.5%	6.9%	10.1%
Return on tangible common equity (annualized) – non-GAAP	16.1%	13.0%	20.4%

Book Value and Tangible Book Value Per Common Share Reconciliation

($ millions, except common shares)	March 31, 2021	December 31, 2020	March 31, 2020
BNY Mellon shareholders' equity at period end – GAAP	$44,954	$45,801	$41,145
Less: Preferred stock	4,541	4,541	3,542
BNY Mellon common shareholders' equity at period end – GAAP	40,413	41,260	37,603
Less: Goodwill	17,469	17,496	17,240
Intangible assets	2,983	3,012	3,070
Add: Deferred tax liability – tax deductible goodwill	1,153	1,144	1,109
Deferred tax liability – intangible assets	665	667	666
BNY Mellon tangible common shareholders' equity at period end – non-GAAP	$21,779	$22,563	$19,068
Period-end common shares outstanding (in thousands)	875,481	886,764	885,443
Book value per common share – GAAP	$46.16	$46.53	$42.47
Tangible book value per common share – non-GAAP	$24.88	$25.44	$21.53

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BNY MELLON

19 First Quarter 2021 – Financial Highlights Pre-tax Operating Margin Reconciliation – Investment and Wealth Management Business (a) Income before income taxes divided by total revenue. 1 Q 2 1 4 Q 2 0 1 Q 2 0 Income before income taxes – GAAP $278 $311 $194 Total revenue – GAAP $991 $990 $898 Less: Distribution and servicing expense 75 76 91 Adjusted total revenue, net of distribution and servicing expense – non-GAAP $916 $914 $807 Pre-tax operating margin – GAAP (a) 28% 32% 22% Adjusted pre-tax operating margin, net of distribution and servicing expense – non-GAAP (a) 30% 34% 24% ($ millions)

20 First Quarter 2021 – Financial Highlights Cautionary Statement A number of statements in The Bank of New York Mellon Corporation’s (the “Corporation”) presentation, the accompanying slides and the responses to your questions are “forward-looking statements.” Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “ambition”, “objective”, “aim”, “future”, “potentially”, “outlook” and words of similar meaning may signify forward-looking statements. These statements relate to, among other things, the Corporation’s expectations regarding: capital plans, strategic priorities, financial goals, organic growth, performance, organizational quality and efficiency, investments, including in technology and product development, resiliency, capabilities, revenue, net interest revenue, money market fee waivers, fees, expenses, cost discipline, sustainable growth, company management, human capital management (including related ambitions, objectives, aims and goals), deposits, interest rates and yield curves, securities portfolio, taxes, business opportunities, divestments, volatility, preliminary business metrics and regulatory capital ratios and statements regarding the Corporation's aspirations, as well as the Corporation’s overall plans, strategies, goals, objectives, expectations, outlooks, estimates, intentions, targets, opportunities, focus and initiatives, including the potential effects of the coronavirus pandemic on any of the foregoing. These forward-looking statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond the Corporation’s control). Actual outcomes may differ materially from those expressed or implied as a result of a number of factors, including, but not limited to, those discussed in “Risk Factors” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Annual Report”) and in other filings of the Corporation with the Securities and Exchange Commission (the “SEC”). Statements about the effects of the current and near-term market and macroeconomic outlook on the Corporation, including on its business, operations, financial performance and prospects, may constitute forward-looking statements, and are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond the Corporation's control), including the scope and duration of the pandemic, actions taken by governmental authorities and other third parties in response to the pandemic, the availability, use and effectiveness of vaccines, and the direct and indirect impact of the pandemic on the Corporation, its clients, customers and third parties. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as the Corporation completes its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. All forward-looking statements speak only as of April 16, 2021, and the Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. For additional information regarding the Corporation, please refer to the Corporation's SEC filings available at www.bnymellon.com/investorrelations. Non-GAAP Measures: In this presentation we discuss certain non-GAAP measures in detailing the Corporation’s performance, which exclude certain items or otherwise include components that differ from GAAP. We believe these measures are useful to the investment community in analyzing the financial results and trends of ongoing operations. We believe they facilitate comparisons with prior periods and reflect the principal basis on which the Corporation’s management monitors financial performance. Additional disclosures relating to non-GAAP measures are contained in the Corporation’s reports filed with the SEC, including the 2020 Annual Report and the first quarter 2021 earnings release, and are available at www.bnymellon.com/investorrelations.